Exhibit 21

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

Acadia Healthcare Company, Inc.

Abilene Holding Company, LLC	Delaware

Acadia Management Company, LLC	Delaware

Acadia Merger Sub, LLC	Delaware

Acadiana Addiction Center, LLC dba Acadiana Addiction Center	Delaware

Ascent Acquisition Corporation dba Ascent Children’s Health Services dba Ascent	Arkansas

Austin Behavioral Hospital, LLC	Delaware

Cascade Behavioral Hospital, LLC	Delaware

Commodore Acquisition Sub, LLC	Delaware

Crossroads Regional Hospital, LLC dba Longleaf Hospital	Delaware

Greenleaf Center, LLC dba Greenleaf Center	Delaware

Hermitage Behavioral, LLC	Delaware

Kids Behavioral Health of Montana, Inc. dba Acadia Montana	Montana

Lakeland Hospital Acquisition, LLC dba Lakeland Regional Hospital dba Lakeland Behavioral Health System	Georgia

Northeast Behavioral Health, LLC	Delaware

Options Treatment Center Acquisition Corporation dba Options Behavioral Health System dba Options Treatment Center dba YFCS OPT	Indiana

Piney Ridge Treatment Center, LLC dba Piney Ridge Treatment Center dba Piney Ridge Center dba Ridgeview Group Home	Delaware

Psychiatric Resource Partners, LLC	Delaware

Rebound Behavioral Health, LLC	South Carolina

Red River Holding Company, LLC	Delaware

Rehabilitation Centers, LLC dba Millcreek of Magee dba Millcreek of Pontotoc	Mississippi

Resolute Acquisition Corporation dba Resolute Treatment Center dba Resolute Treatment Facility dba YFCS REL dba Resolute dba Polaris Group Home	Indiana

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Riverview Behavioral Health, LLC dba Vista Health Texarkana dba Riverview Behavioral Health	Texas

RiverWoods Behavioral Health, LLC dba Riverwoods Behavioral Health dba Blue Ridge Mountain Recovery Center	Delaware

Rolling Hills Hospital, LLC	Oklahoma

RTC Resource Acquisition Corporation dba YFCS RES dba Resource Treatment Facility dba RTC Resource	Indiana

Southwestern Children’s Health Services, Inc. dba Parc Place dba Parc Place Behavioral dba Oasis Behavioral Health Hospital	Arizona

Southwood Psychiatric Hospital, LLC dba Southwood Psychiatric Hospital	Pennsylvania

Summa Behavioral Health Hospital, LLC	Delaware

Texarkana Behavioral Associates, L.C.

dba Riverview Behavioral Health Outpatient Program

dba Vantage Point Behavioral Health

dba Vantage Point of Northwest Arkansas

dba Vantage Point of the Ozarks

dba Valley Behavioral Health System

dba Valley Behavioral Health Outpatient Program

dba Valley Behavioral Health System Outpatient Program

dba Vista Health

Texas

The Pavilion at HealthPark, LLC dba Park Royal Hospital dba Park Royal Psychiatric Hospital at Healthpark dba Park Royal Outpatient Clinic	Florida

The Refuge, A Healing Place, LLC	Florida

TK Behavioral Holding Company, LLC	Delaware

Valley Behavioral Health System, LLC dba Valley Behavioral Health dba Valley Behavioral Health System	Delaware

Vermilion Hospital, LLC dba Vermilion Behavioral Health Systems dba Acadia Vermilion Hospital	Delaware

Village Behavioral Health, LLC dba The Village	Delaware

Youth & Family Centered Services of New Mexico, Inc. dba Desert Hills	New Mexico

Abiline Holding Company, LLC

Abilene Behavioral Health, LLC dba Abilene Behavioral Health	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Ascent Acquisition Corporation

Ascent Acquisition Corporation – CYPDC dba Child & Youth Pediatric Day Clinic dba Child & Youth Development Center dba Ascent dba Ascent Children’s Health Services	Arkansas

Ascent Acquisition Corporation – PSC dba Pediatric Specialty Care dba Ascent dba Ascent Children’s Health Services	Arkansas

Hermitage Behavioral, LLC

Sonora Behavioral Health Hospital, LLC	Delaware

Red River Holding Company, LLC

Red River Hospital, LLC dba Red River Hospital	Delaware

Rehabilitation Centers, LLC

Habilitation Center, Inc. dba Millcreek of Arkansas	Arkansas

Millcreek School of Arkansas, Inc.	Arkansas

Millcreek Schools, LLC	Mississippi

TK Behavioral Holding Company, LLC

TK Behavioral, LLC dba Timberline Knolls Residential Treatment Center dba Timberline Knolls	Delaware

Acadia Merger Sub, LLC

Capestrano Investment Company, Inc.	Puerto Rico

Crestwyn Health Group, LLC	Tennessee

Detroit Behavioral Institute, Inc. dba Detroit Capstone dba Capstone Academy dba Detroit Behavioral Institute - Capstone Academy	Massachusetts

DMC-Memphis, LLC dba Delta Medical Center	Tennessee

PHC Meadowwood, LLC dba MeadowWood Behavioral Health System	Delaware

PHC of Michigan, Inc.

dba Harbor Oaks Hospital

dba Harbor Oaks Hospital Outpatient Services

dba Wellplace

dba Pioneer Behavioral Health

dba Pioneer Healthcare of Michigan

dba Detroit Behavioral Institute

Massachusetts

PHC of Nevada, Inc. dba Harmony Healthcare	Massachusetts

Name of Subsidiary	Jurisdiction of Incorporation or Organization
PHC of Utah, Inc. dba Highland Ridge Hospital dba Wellplace Utah dba PDS2	Massachusetts

PHC of Virginia, LLC dba Mt. Regis Center	Massachusetts

Seven Hills Hospital, Inc. dba Desert Hills	Delaware

Ten Broeck Tampa, LLC dba North Tampa Behavioral Health	Florida

Vista Behavioral Hospital, LLC dba Pacific Grove Hospital	Delaware

Wellplace, Inc.	Massachusetts

Capestrano Investment Company, Inc.

Capestrano Realty Company, Inc.	Puerto Rico

San Juan Capestrano Hospital, Inc.	Puerto Rico

DMC-Memphis, LLC

Delta Medical Services, LLC	Tennessee

Commodore Acquisition Sub, LLC

Behavioral Centers of America, LLC	Delaware

Linden BCA Blocker Corp.	Delaware

HEP BCA Holdings Corp.	Delaware

SBOF - BCA Holdings Corporation	Delaware

Linden BCA Blocker Corp.

Behavioral Centers of America, LLC	Delaware

HEP BCA Holdings Corp.

Behavioral Centers of America, LLC	Delaware

SBOF - BCA Holdings Corporation

Behavioral Centers of America, LLC	Delaware

Behavioral Centers of America, LLC

HMIH Cedar Crest, LLC dba Cedar Crest Hospital & RTC	Delaware

BCA of Detroit, LLC dba BCA StoneCrest Center dba Circle of Life Center dba Stonecrest Center	Delaware

Ten Lakes Center, LLC	Ohio

Generations Behavioral Health - Geneva, LLC	Ohio

HMIH Cedar Crest, LLC

Cedar Crest Clinic	Texas

Name of Subsidiary	Jurisdiction of Incorporation or Organization

BCA of Detroit, LLC

Stone Crest Clinic	Michigan

Ohio Hospital for Psychiatry, LLC	Ohio

Shaker Clinic, LLC	Ohio